Exhibit 8

PRINCIPAL SUBSIDIARIES

The principal subsidiaries of ING Groep N.V. and their statutory place of incorporation or primary place of business are as follows:

Companies that are part of the banking operations
		Proportion of ownership interest held by the Group
		2013	2012
Subsidiary
ING Bank N.V.	The Netherlands	100%	100%
Bank Mendes Gans N.V.	The Netherlands	100%	100%
ING Lease (Nederland) B.V.	The Netherlands	100%	100%
ING Corporate Investments B.V.	The Netherlands	100%	100%
ING Vastgoed Management Holding B.V.	The Netherlands	100%	100%
WestlandUtrecht Bank N.V.	The Netherlands	100%	100%
ING België N.V.	Belgium	100%	100%
ING Luxembourg S.A.	Luxembourg	100%	99.9100%
ING DiBa A.G.	Germany	100%	100%
ING Bank Slaski S.A.	Poland	75%	75%
ING Financial Holdings Corporation	United States of America	100%	100%
ING Vysya Bank Limited.	India	43%	43.744%
ING Direct N.V.	Spain, Italy	100%	100%
ING Bank A.S.	Turkey	100%	100%
ING Bank (Australia) Ltd	Australia	100%	100%
ING Bank (Eurasia) Z.A.O.	Russia	100%	100%

For each of the subsidiaries listed above, except for ING Vysya Bank Limited, the voting rights held equal the proportion of ownership interest and consolidation by ING is based on the majority of ownership. For ING Vysya Bank Limited, consolidation is based on the combination of ownership interest and additional agreements that, amongst others, provide ability to nominate the majority of the board of directors.

Companies that are part of the insurance operations
		Proportion of ownership interest held by the Group
		2013	2012
Subsidiary
ING Insurance TopholdingNN Group N.V. (1)	The Netherlands	100%	100%
Nationale-Nederlanden Levensverzekering Maatschappij N.V.	The Netherlands	100%	100%
Nationale-Nederlanden Schadeverzekering Maatschappij N.V.	The Netherlands	100%	100%
Parcom Capital B.V.	The Netherlands	100%	100%
Nationale-Nederlanden Services N.V.	The Netherlands	100%	100%
Movir N.V.	The Netherlands	100%	100%
ING Re Holding (Netherlands) N.V.	The Netherlands	100%	100%
Nationale-Nederlanden Bank N.V.	The Netherlands	100%	100%
ING Investment Management Holdings N.V.	The Netherlands	100%	100%
ING Pojistovna a.s.	The Netherlands	100%	100%
ING Životná poist’ovna a.s.	Slovakia	100%	100%
ING Uslugi Finansowe S.A.	Poland	100%	100%
ING Powszechne Towarzystwo Emerytalne S.A.	Poland	80%	80%
ING Asigurari de Viata S.A.	Romania	100%	100%
ING Greek Life Insurance Company S.A.	Greece	100%	100%
ING Biztosító Zártkörûen Mûködõ Részvénytársaság	Hungary	100%	100%
ING Pensionno-Osigoritelno Druzestvo EAD	Bulgaria	100%	100%
ING Life Belgium N.V.	Belgium	100%	100%
ING Non Life Belgium N.V.	Belgium	100%	100%
ING Life Luxembourg S.A.	Luxembourg	100%	100%
Nationale-Nederlanden Vida, Compañia de Seguros y Reaseguros S.A.	Spain	100%	100%
Nationale-Nederlanden Generales, Compañia de Seguros y Reaseguros S.A.	Spain	100%	100%
ING Emeklilik A.S.	Turkey	100%	100%
ING Life Insurance Company Limited	Japan	100%	100%
ING U.S., Inc. (2)	United States of America	100%	100%
ING International Nominee Holdings, Inc. (2)	United States of America	57%	100%
ING Life Insurance and Annuity Company (2)	United States of America	57%	100%
ING North America Insurance Corporation (2)	United States of America	57%	100%
Lion Connecticut Holdings Inc. (2)	United States of America	57%	100%
ReliaStar Life Insurance Company (2)	United States of America	57%	100%
ReliaStar Life Insurance Company of New York (2)	United States of America	57%	100%
Security Life of Denver Insurance Company (2)	United States of America	57%	100%
ING USA Annuity and Life Insurance Company (2)	United States of America	57%	100%
ING Investment Management Co (2)	United States of America	57%	100%
Security Life of Denver International Limited (2)	United States of America	57%	100%

(1)	In 2012: ING Insurance Topholding N.V. and ING Verzekeringen N.V.
(2)	Presented as held-for-sale and discontinued operations.